Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 7, 2007 (November 21, 2007, as to the effects of the restatement discussed in Note 2) relating to the consolidated financial statements, which appears in Nu Horizons Electronics Corp. and Subsidiaries Annual Report on Form 10-K/A for the year ended February 28, 2007.

/s/ Lazar Levine & Felix LLP
Lazar Levine & Felix LLP
New York, New York
October 10, 2008